Exhibit 99.1

Cohen & Steers Income Opportunities REIT, Inc. 1166 Avenue of the Americas New York, NY 10036 212 832 3232 Contact: Robert Klemens Vice President Communications 212 796 9377

Cohen & Steers Income Opportunities REIT, Inc.
Acquires ALDI-Anchored Shopping Center in Bonita Springs, Florida

New York, December 8, 2025—Cohen & Steers Income Opportunities REIT, Inc. (“CNSREIT”) announced today its acquisition of Springs Plaza, a grocery-anchored open-air shopping center in Bonita Springs, Fla. The acquisition was made through a programmatic joint venture with Phillips Edison & Company (NASDAQ: PECO – “PECO”), a publicly-traded owner and operator of grocery-anchored U.S. neighborhood shopping centers. This is CNSREIT’s fourth acquisition with PECO and eighth open-air shopping center in the portfolio.

Springs Plaza is a 195,000 square foot grocery center located on the coast of Southwest Florida. It is 99% occupied and includes major tenants such as ALDI, Ross, Ollie’s, and Athletica Health & Fitness. The property is located in Bonita Springs, a fast-growing community located between Naples and Fort Meyers with over 1,100 housing units under construction within a five-mile radius of the property. The property has a 3-mile cumulative population growth of 3.8% projected over the next five years. 1

James S. Corl, Chief Executive Officer of CNSREIT and Head of the Private Real Estate Group at Cohen & Steers, said:
“Springs Plaza is positioned at the busiest intersection in Bonita Springs—at the northern gateway to the Naples area, the destination with the highest median wealth and income in West Florida2. The surrounding retail is almost completely full and there is no new construction underway. This is a great backdrop for growing the cash flow from already high levels and upgrading the tenancy longer term.”

CNSREIT is acquiring high-quality properties that seek to generate attractive income potential alongside best-in-class operators and has an initial focus on well-anchored, necessity-driven shopping centers. Open-air shopping centers are at their highest occupancy level of the past 16 years at 95.7%3, according to real estate analytics provider CoStar Group.

About CNSREIT. Cohen & Steers Income Opportunities REIT, Inc. is a perpetual-life, non-listed REIT formed to invest primarily in high quality, income-focused, stabilized properties
1 Source: American Community Survey 2024 data
2 Source: American Community Survey 2024 data
3 Source: CoStar, as of July 2024

within the United States. CNSREIT is externally managed by Cohen & Steers Capital Management, Inc., a subsidiary of Cohen & Steers, Inc. Further information can be found at www.cnsreit.com.

About Cohen & Steers. Cohen & Steers is a leading global investment manager specializing in real assets and alternative income, including listed and private real estate, preferred securities, infrastructure, resource equities, commodities, as well as multi-strategy solutions. Founded in 1986, the firm is headquartered in New York City, with offices in London, Dublin, Hong Kong, Tokyo and Singapore.

About Phillips Edison & Company.
Phillips Edison & Company, Inc. (“PECO”) is one of the nation’s largest owners and operators of high-quality, grocery-anchored neighborhood shopping centers. Founded in 1991, PECO has generated strong results through its vertically-integrated operating platform and national footprint of well-occupied shopping centers. PECO’s centers feature a mix of national and regional retailers providing necessity-based goods and services in fundamentally strong markets throughout the United States. PECO’s top grocery anchors include Kroger, Publix, Albertsons and Ahold Delhaize. As of September 30, 2025, PECO managed 328 shopping centers, including 303 wholly-owned centers comprising 34.0 million square feet across 31 states and 25 shopping centers owned in three institutional joint ventures. PECO is focused on creating great omni-channel, grocery-anchored shopping experiences and improving communities, one neighborhood shopping center at a time. Learn more at www.phillipsedison.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” “identified” or other similar words or the negatives thereof. These may include CNSREIT’s financial projections and estimates and their underlying assumptions, statements about plans, objectives and expectations with respect to future operations, statements with respect to acquisitions, statements regarding future performance and statements regarding identified but not yet closed acquisitions. Such forward-looking statements are inherently uncertain and there are or may be important factors that could cause actual outcomes or results to differ materially from those indicated in such statements. CNSREIT believes these factors also include but are not limited to those described under the section entitled “Risk Factors” in the prospectus, as amended and supplemented from time to time, filed with the Securities and Exchange Commission (the “SEC”), which is accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this document. Except as otherwise required by federal securities laws, CNSREIT undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.

Cohen & Steers Income Opportunities REIT, Inc. Contact:
Robert Klemens
Vice President, Communications
media@cohenandsteers.com

SOURCE: Cohen & Steers Income Opportunities REIT, Inc.
Website: https://www.cnsreit.com/

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